         As filed with the Securities and Exchange Commission on March 19, 1999
                                                          Registration No. 333-
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                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                               ----------------------
                                      FORM S-8

                               REGISTRATION STATEMENT
                                       Under
                             The Securities Act of 1933
                               ----------------------
                               ABN AMRO HOLDING N.V.
               (Exact name of registrant as specified in its charter)

                                  The Netherlands
                  (Jurisdiction of incorporation or organization)

                                        None
                        (I.R.S. Employer Identification No.)

           Foppingadreef 22, 1102 BS Amsterdam Zuid-Oost, The Netherlands
                      (Address of principal executive offices)

              ABN AMRO Group Profit Sharing and Savings Plan and Trust
                                (Full title of Plan)


           M.W.H. Collot d'Escury, Esq.             Robert K. Quinn, Esq.
              ABN AMRO Bank N.V.                 ABN AMRO North America, Inc.
         Vice President and Senior Legal        Group Senior Vice President and
                   Advisor                             General Counsel
               Foppingadreef 22                    135 South LaSalle Street
              1102 BS Amsterdam                       Chicago, IL  60674
               The Netherlands                          (312) 904-2010
              (31-20) 629-2307

(Name, address and telephone number, including area code, of agents for service)
                      ---------------------------------------
                      Copies to:  Michael R. Littenberg, Esq.
                              Schulte Roth & Zabel LLP
                                  900 Third Avenue
                                 New York, NY 10022
                                   (212) 756-2000
                      ---------------------------------------
                           CALCULATION OF REGISTRATION FEE



Title of securities to be registered       Amount to be       Proposed maximum              Proposed maximum          Amount of
                                            registered       offering price per share   aggregate offering price   registration fee
Ordinary Shares, par value NLG 1.25 each,   5,000,000(1)           $19.81(2)                 $99,050,000(2)          $27,535.90(2)
of ABN AMRO Holding N.V.

     (1) This Registration Statement covers 5,000,000 Ordinary Shares authorized to be sold under the ABN AMRO Group Profit Sharing and Savings Plan and Trust (the "Plan"). The Ordinary Shares covered by this Registration Statement will be evidenced by American Depositary Shares of ABN AMRO Holding N.V. ("Holding"), which will be evidenced by American
Depositary Receipts of Holding. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

     (2) Pursuant to Rule 457(c) under the Securities Act, the proposed maximum offering price per share and the registration fee are based on the reported average of the high and low prices for the American Depositary
Shares of Holding on the New York Stock Exchange on March 15, 1999. Pursuant to Rule 457(h)(2) under the Securities Act, no separate fee is required with respect to the interests in the Plan covered by this Registration Statement.

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


                                       PART II

                   INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents filed by ABN AMRO Holding N.V. ("Holding") with the Securities and Exchange Commission (the "Commission") are hereby incorporated herein by reference:

          (a) The Annual Report on Form 20-F of Holding and ABN AMRO Bank N.V. (File No. 1-14624 and File No. 5-52647, respectively) for the fiscal year ended December 31, 1997, filed with the Commission on April 20, 1998.

          (b) The Form 6-K of Holding, filed with the Commission on March 25, 1998.

          (c) The Form 6-K of Holding, filed with the Commission on June 17,
     1998.

          (d) The Form 6-K of Holding, filed with the Commission on July 10,
     1998.

          (e) The Form 6-K of Holding, filed with the Commission on August 28, 1998.

          (f) The Form 6-K of Holding, filed with the Commission on October 9, 1998.

          (g) The Form 6-K of Holding, filed with the Commission on November 16, 1998.

          (h) The Form 6-K of Holding, filed with the Commission on December 1, 1998.

          (i) The Form 6-K of Holding filed with the Commission on March 11,
     1999.

          (j) The Form 6-K of Holding filed with the Commission on March 12,
     1999.

          (k) The description of Holding's Ordinary Shares contained in its Registration Statement on Form 8-A, Registration No. 1-14624, filed with the Commission on May 7, 1997.

     In addition, all documents and other reports filed by Holding or the ABN AMRO Group Profit Sharing and Savings Plan and Trust (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are filed subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the respective date of filing of each such document.

Item 6. Indemnification of Officers and Directors

     The Articles of Association of Holding contain no provisions under which any member of the Supervisory Board or the Managing Board or any officer of Holding is indemnified in any manner against any liability which he or she may incur in the capacity as such. However, Article 37 of the Articles of Association of Holding provides that the annual accounts shall be approved by the shareholders meeting. The unconditional approval of the annual accounts shall discharge the Managing Board from any liability to Holding and its shareholders with respect to the conduct of its management activities during the financial year concerned, and the Supervisory Board for its supervision thereof, insofar as such management and supervising is reflected in the annual accounts. Under Dutch law, this discharge is not absolute and would not be effective as to any matters not disclosed to Holding's shareholders.

     Certain officers and members of the Supervisory Board and the Managing Board of Holding are, to a limited extent, insured under an insurance policy against damages resulting from their conduct when acting in their capacities as such.

Item 8. Exhibits

     4.1  Articles of Association of Holding, as amended.

     4.2 ABN AMRO Group Profit Sharing and Savings Plan and Trust, as amended and restated effective January 1, 1997.

     8.1 Internal Revenue Service determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code.

    23.1 Accountants' Consent.

Item 9. Undertakings

         The undersigned registrant hereby undertakes:

         (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Amsterdam, The Netherlands on this 19 day of March, 1999.

                              ABN AMRO HOLDING N.V.

                              By: /s/ R.G.C. van den Brink
                                 --------------------------------------------
                                 Name: R.G.C. van den Brink
                                 Title: Member of the Managing Board

                              By: /s/ J.M. de Jong
                                 --------------------------------------------
                                 Name: J.M. de Jong
                                 Title: Member of the Managing Board

                              By: /s/ P.J. Kalff
                                 --------------------------------------------
                                 Name: P.J. Kalff
                                 Title: Chairman of the Managing Board

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                          Title                        Date
        -----------                        -------                     -------

     /s/ P. J. Kalff
     ------------------------       Chairman of the Managing Board     3/19/99
     P. J. Kalff                    (Principal Executive Officer)

     /s/ W.M. ten Berg
     -------------------------      (Principal Financial Officer)      3/19/99
     W.M. ten Berg

     /s/ O.L.A.M. Spaan
     -------------------------      (Principal Accounting Officer)     3/19/99
     O.L.A.M. Spaan

     /s/ M. Epema-Brugman
     -------------------------       Member of the Supervisory Board   3/19/99
     M. Epema-Brugman

     /s/ H. B. van Liemt
     --------------------------      Member of the Supervisory Board   3/19/99
     H. B. van Liemt

     /s/ J. J. Endtz
     --------------------------      Member of the Supervisory Board   3/19/99
     J. J. Endtz

     /s/ W. Overmars
     --------------------------      Member of the Supervisory Board   3/19/99
     W. Overmars

     /s/ R. J. Nelissen
     --------------------------      Member of the Supervisory Board   3/19/99
     R. J. Nelissen

     /s/ W. Dik
     --------------------------      Member of the Supervisory Board   3/19/99
     W. Dik

     /s/ J. M. H. van Engelshoven
     ----------------------------    Member of the Supervisory Board   3/19/99
     J. M. H. van Engelshoven

     /s/ R. Hazelhoff
     --------------------------      Member of the Supervisory Board   3/19/99
     R. Hazelhoff

     /s/ S. Keehn
     --------------------------      Member of the Supervisory Board   3/19/99
     S. Keehn

     /s/ C. H. van der Hoeven
     --------------------------      Member of the Supervisory Board   3/19/99
     C. H. van der Hoeven

     /s/ M. C. van Veen
     --------------------------      Member of the Supervisory Board   3/19/99
     M. C. van Veen

     /s/ A. Burgmans
     --------------------------      Member of the Supervisory Board   3/19/99
     A. Burgmans

     /s/ M. J. Drabbe
     --------------------------      Member of the Managing Board      3/19/99
     M. J. Drabbe

     /s/ R. G. C. van den Brink
     --------------------------      Member of the Managing Board      3/19/99
     R. G. C. van den Brink

     /s/ R. W. J. Groenink
     --------------------------      Member of the Managing Board      3/19/99
     R. W. J. Groenink

     /s/ R. W. F. van Tets
     --------------------------      Member of the Managing Board      3/19/99
     R. W. F. van Tets

     /s/ J. M. de Jong
     --------------------------      Member of the Managing Board      3/19/99
     J. M. de Jong

     /s/ W. G. Jiskoot
     --------------------------      Member of the Managing Board      3/19/99
     W. G. Jiskoot

     /s/ T. de Swaan
     --------------------------      Member of the Managing Board      3/19/99
     T. de Swaan

     Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authjorized representative in the United States of ABN AMRO Holding N.V., has signed this Form S-8 in New York, NY on March 19, 1999.

                                      By: /s/ David J. Deegan
                                         ---------------------------------------
                                         Name: David J. Deegan
                                         Title: Authorized Representative

     Pursuant to the requirements of the Securities Act of 1933, the trustee of the ABN AMRO Group Profit Sharing and Savings Plan and Trust has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois on this 19 day of March, 1999.

                                      ABN AMRO GROUP PROFIT SHARING AND
                                      SAVINGS PLAN AND TRUST

                                      By: /s/ Robert Thompson
                                         ---------------------------------------
                                         Name: Robert Thompson
                                         Title: Vice President, Trust and
                                                Asset Management, LaSalle
                                                National Bank